EXHIBIT 11


                          MERCURY WASTE SOLUTIONS, INC.
                         COMPUTATION OF LOSS PER COMMON
                           AND COMMON EQUIVALENT SHARE



                                                                     Year
                                                                     Ended
                                                                  December 31,
                                                                     1996

Computation of weighted average number of common shares outstanding and common stock equivalent shares:

     Common shares outstanding at the beginning of the
     period                                                                 -

     Weighted average number of shares issued during the
     period                                                         1,336,095

     Common equivalent shares attributed to stock options
     and warrants granted (A)                                         206,216

     Common stock issued (B)                                          913,002
                                                                  -----------
        Weighted average number of common and common
        equivalent shares                                           2,455,313
                                                                  ===========
Net loss                                                          $  (985,446)
                                                                  ===========
Loss per common and equivalent shares                             $     (0.40)
                                                                  ===========



(A) All stock options and warrants are anti-dilutive, however, pursuant to the Securities and Exchange Commission Staff Accounting Bulletin No. 83 (SAB 83), stock options and warrants granted with the exercise price below the assumed initial offering price during the twelve-month period preceding the date of the initial filing of the Registration Statement have been included in the calculation of common stock equivalent shares as if they were outstanding for all periods presented, using the treasury stock method.

(B) Pursuant to the Securities and Exchange Commission SAB 83, all stock issued at a price below the assumed initial offering price issued during the twelve-month period preceding the date of the initial filing of the Registration Statement has been included in the calculation of common stock as if it was outstanding for all periods presented.